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                                   EXHIBIT 5.1

                                     September 22, 2000

Boston Biomedica, Inc.
375 West Street
West Bridgewater, MA  02379

Attn:    Richard T. Schumacher, Chief Executive Officer

         RE:      REGISTRATION STATEMENT ON FORM S-3 FILED ON SEPTEMBER 22, 2000

Ladies and Gentlemen:

     We have acted as counsel to Boston Biomedica, Inc., a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), a total of up to 2,070,080 shares of common stock, $.01 par value (the "Shares"), issuable upon conversion of outstanding 3% Senior Subordinated Convertible Debentures (the "Debentures") and warrants to purchase the Shares of the Company (the "Warrants"). This opinion is being rendered in connection with the filing of the Registration Statement.

     In connection with this opinion, we have examined the following documents (collectively, the "Documents"):

     (i) the Amended and Restated Articles of Organization of the Company, certified as of August 25, 2000 by the Assistant Clerk of the Company as being true, correct and complete;
     (ii) a certificate dated as September 20, 2000, from the Secretary of the Commonwealth for the Commonwealth of Massachusetts as to the good standing of the Company;
     (iii) the Amended and Restated By-laws of the Company, certified as of August 25, 2000 by the Assistant Clerk of the Company as being true, correct and complete ;
     (iv)   the corporate minute books and other records of the Company;
     (v) the Securities Purchase Agreement dated as of August 25, 2000, between the Company and GCA Strategic Investment Fund Limited (the "GCA Purchase Agreement");
     (vi) the Securities Purchase Agreement dated as of August 25, 2000, by and between the Company, Richard T. Kiphart and Shoreline Micro-Cap Fund, L.P. (the "Kiphart Purchase Agreement");
     (vii)  the Warrants;
     (viii) the Debentures; and


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Boston Biomedica, Inc.
September 22, 2000
Page 2

     (ix) the Registration Statement.

     We have, without independent investigation, relied upon the representations and warranties of the various parties as to matters of objective fact contained in the Documents.

     We have not made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound, nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

     The opinions expressed herein are based solely upon (i) our review of the Documents, (ii) discussions with Richard T. Schumacher, the Chairman of the Board and Chief Executive Officer of the Company, (iii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iv) such review of published sources of law as we have deemed necessary.

     This firm, in rendering legal opinions, customarily makes certain assumptions which are described in Schedule A hereto. In the course of our representation of the Company in connection with the preparation of the Registration Statement, nothing has come to our attention which causes us to believe reliance upon any of those assumptions is inappropriate, and, with your concurrence, the opinions hereafter expressed are based upon those assumptions.

     We express no legal opinion upon any matter other than that explicitly addressed below, and our express opinion therein contained shall not be interpreted to be an implied opinion upon any other matter.

     Our opinion contained herein is limited to the laws of the Commonwealth of Massachusetts and the Federal law of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Warrants, the Debentures, the GCA Purchase Agreement and the Kiphart Purchase Agreement, will be validly issued, fully paid and non-assessable.


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Boston Biomedica, Inc.
September 22, 2000
Page 3


     We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an Exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto. This opinion may be used in connection with the offering of the Shares only while the Registration Statement, as it may be amended from time to time, remains effective under the Act.

                                            Very truly yours,

                                            BROWN, RUDNICK, FREED & GESMER

                                            By:  BROWN, RUDNICK, FREED & GESMER,
                                                  P.C., a Partner

                                              By:    /s/ Stephen R. London
                                                     ---------------------
                                                     Steven R. London, A Member
                                                     Duly Authorized

SRL/DHM/JMS


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Boston Biomedica, Inc.
September 22, 2000
Page 4



                                   SCHEDULE A

                         BROWN, RUDNICK, FREED & GESMER
                              STANDARD ASSUMPTIONS

     In rendering legal opinions in third party transactions, Brown, Rudnick, Freed & Gesmer makes certain customary assumptions described below:

     1. Each natural person executing any of the Documents has sufficient legal capacity to enter into such Documents and perform the transactions contemplated thereby.

     2. The Company holds requisite title and rights to any property involved in the transactions described in the Documents and purported to be owned by it.

     3. Each person other than the Company has all requisite power and authority and has taken all necessary corporate or other action to enter into those Documents to which it is a party or by which it is bound, to the extent necessary to make the Documents enforceable against it.

     4. Each person other than the Company has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Documents against the Company.

     5. Each Document is accurate, complete and authentic, each original is authentic, each copy conforms to an authentic original and all signatures are genuine.

     6. All official public records are accurate, complete and properly indexed and filed.

     7. There has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence by or among any of the parties to the Documents.

     8. The conduct of the parties to the transactions described in the Documents has complied in the past and will comply in the future with any requirement of good faith, fair dealing and conscionability.


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Boston Biomedica, Inc.
September 22, 2000
Page 5


     9. Each person other than the Company has acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the transactions described in the Documents.

     10. There are no agreements or understandings among the parties to or bound by the Documents, and there is no usage of trade or course of prior dealing among such parties, that would define, modify, waive, or qualify the terms of any of the Documents.

     11. The Company will not in the future take any discretionary action (including a decision not to act) permitted under any Document that would result in a violation of law or constitute a breach or default under that or any other Document or court or administrative orders, writs, judgments and decrees that name the Company and are specifically directed to it or its property.

     12. The Company will obtain all permits and governmental approvals not required at the time of the closing of the transactions contemplated by the Documents but which are subsequently required, and will take all actions similarly required, relevant to subsequent consummation of the transactions contemplated by the Documents or performance of the Documents.

     13. All parties to or bound by the Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Documents.